Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is made by and between Art’s Way Manufacturing Co., Inc. (the “Company”), and Carrie Majeski (“Employee”).

WHEREAS, the Company and Employee are parties to an existing Employment Agreement dated December 20, 2011 with an effective date of December 1, 2011 (“Employment Agreement”);

WHEREAS, the Company and Employee desire to amend Section 1.1 of the Employment Agreement.

NOW, THEREFORE, the parties agree that effective as of January 26, 2012, the following amendments shall be made a part of the Employment Agreement:

1.           Section 1.1 of the Employment Agreement is amended by replacing “President, Chief Executive Officer, and Principal Financial Officer” with Employee’s updated position and title of “President and Chief Executive Officer.”

The parties acknowledge and agree that such change to Employee’s position and title does not amount to termination of Employee’s employment or the Employment Agreement.

This Amendment shall be attached to and be a part of the Employment Agreement between the Company and Employee.

Except as set forth herein, the Employment Agreement shall remain in full force without modification.

ART’S WAY MANUFACTURING CO., INC.

Date: February 2, 2012	By:	/s/ J. Ward McConnell, Jr.
J. Ward McConnell, Jr.
	Its:	Chairman of the Board of Directors

EMPLOYEE:

Date: February 2, 2012	By:	/s/ Carrie Majeski
Carrie Majeski